Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports Second Quarter 2023 Results

TYSONS, VA (August 2, 2023) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the second quarter ended June 30, 2023 and provided an operational update.

Selected Statistical and Financial Information

References to Park's "Current" hotels and "Current" financial metrics include all 41 consolidated hotels owned as of June 30, 2023, including the 1,921-room Hilton San Francisco Union Square and 1,024-room Parc 55 San Francisco – a Hilton Hotel (collectively, the "Hilton San Francisco Hotels"). References to Park's "Comparable" hotels and "Comparable" financial metrics exclude the Hilton San Francisco Hotels.

(unaudited, amounts in millions, except RevPAR, ADR, Total RevPAR and per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	Change(1)		2023	2022	Change(1)
Current Hotels:
Current RevPAR	$183.46	$174.20	5.3%		$171.33	$145.54	17.7%
Current Occupancy	74.4%	70.5%	3.9%	pts	69.7%	60.7%	9.0%	pts
Current ADR	$246.45	$247.05	(0.2)%		$245.94	$239.95	2.5%

Current Total RevPAR	$287.15	$273.43	5.0%		$274.43	$230.32	19.2%

Comparable Hotels:
Comparable RevPAR	$191.03	$181.45	5.3%		$177.05	$154.32	14.7%
Comparable Occupancy	76.9%	73.6%	3.3%	pts	72.2%	64.4%	7.8%	pts
Comparable ADR	$248.33	$246.31	0.8%		$245.38	$239.81	2.3%

Comparable Total RevPAR	$301.74	$287.38	5.0%		$286.81	$245.75	16.7%

Net (loss) income	$(146)	$154	(194.8)%		$(113)	$98	(215.3)%
Net (loss) income attributable to stockholders	$(150)	$150	(200.0)%		$(117)	$93	(225.8)%

Operating (loss) income	$(98)	$119	(182.3)%		$(18)	$120	(114.7)%
Operating (loss) income margin	(13.7)%	17.1%	(3,080)	bps	(1.3)%	10.2%	(1,150)	bps

Current Hotel Adjusted EBITDA	$191	$202	(5.7)%		$341	$285	19.6%
Current Hotel Adjusted EBITDA margin	27.7%	30.8%	(310)	bps	26.0%	25.9%	10	bps

Comparable Hotel Adjusted EBITDA	$192	$199	(3.6)%		$337	$294	14.6%
Comparable Hotel Adjusted EBITDA margin	29.9%	32.6%	(270)	bps	27.7%	28.2%	(50)	bps

Adjusted EBITDA	$187	$207	(9.7)%		$333	$289	15.2%
Adjusted FFO attributable to stockholders	$129	$139	(7.2)%		$221	$157	40.8%

(Loss) earnings per share – Diluted(1)	$(0.70)	$0.66	(206.1)%		$(0.54)	$0.40	(235.0)%
Adjusted FFO per share – Diluted(1)	$0.60	$0.61	(1.6)%		$1.01	$0.68	48.5%
Weighted average shares outstanding – Diluted	215	228	(13)		218	232	(14)

(1)	Amounts are calculated based on unrounded numbers.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, "I am very pleased by our second quarter results as we continue to benefit from ongoing improvements across our portfolio, especially in key urban and resort markets and the continued acceleration of group business. Comparable RevPAR for the second quarter of 2023 increased an impressive 5% compared to the second quarter of 2022, with Comparable Occupancy increasing 330 basis points and Comparable ADR increasing nearly 1% despite facing a difficult year-over-year comparison. Highlights during the quarter include a 14% increase in Comparable RevPAR across our urban portfolio driven by the New York Hilton Midtown where RevPAR increased over 26% and our Chicago and Washington D.C. hotels where RevPAR increased 23%, coupled with continued exceptional performance at our two Hawaii hotels with a RevPAR increase nearly 11% compared to the second quarter of 2022. Group performance also continues to accelerate, with Comparable group revenues for the second quarter of 2023 returning to 92% of 2019 levels, and forward bookings continue to increase, with 2024 Comparable Group Revenue Pace up 21% compared to the same time last year.

"During the quarter we continued to execute important strategic capital allocation initiatives, including the commencement of a comprehensive renovation and ROI repositioning of the Casa Marina Key West, Curio Collection, and the repayment of the $75 million W Chicago – City Center mortgage loan. Further, we made the difficult, but necessary, decision to cease making payments toward the $725 million non-recourse CMBS loan secured by our two Hilton San Francisco Hotels, a first step towards removing the hotels from our portfolio, which we believe is in the best interest of shareholders as it will meaningfully reduce our exposure to the city and strengthen our balance sheet considerably. We remain laser-focused on creating long-term value for our shareholders, and with over $1.7 billion of liquidity, we are better positioned to execute on our strategic initiatives, including reshaping our portfolio, investing in strategic ROI projects and opportunistically repurchasing stock and/or acquiring assets."

Additional Highlights

•
In June 2023, ceased making debt service payments toward the $725 million non-recourse CMBS loan, which is scheduled to mature in November 2023 and secured by Park's two Hilton San Francisco Hotels ("SF Mortgage Loan"). As such, Park has received a notice of default from the servicer. Park is currently working in good faith with the servicer to determine the most effective path forward, which is expected to result in ultimate removal of the Hilton San Francisco Hotels from Park's portfolio;
•
In June 2023, fully repaid the $75 million mortgage loan secured by the 403-room W Chicago – City Center;
•
In June 2023, the ground lessor terminated the ground lease for the 182-room Embassy Suites Phoenix Airport hotel prior to its scheduled expiration in November 2031. Park received an early termination fee of approximately $4 million, and the hotel was removed from Park's portfolio upon termination. The Embassy Suites Phoenix Airport hotel contributed less than 0.2% of Park's 2022 Current Hotel Adjusted EBITDA; and
•
In May 2023, suspended operations at the 311-room Casa Marina Key West, Curio Collection, for a full-scale renovation of its guest rooms, public spaces and certain hotel infrastructure, which is expected to be completed in the fourth quarter of 2023.

Operational Update

Changes in Park's 2023 Current ADR, Occupancy and RevPAR compared to the same periods in 2022, and 2023 Current Occupancy were as follows:

	Current ADR	Current Occupancy		Current RevPAR	Current Occupancy
	2023 vs. 2022	2023 vs. 2022		2023 vs. 2022	2023
Q1 2023	6.7%	14.1%	pts	36.5%	64.8%

April 2023	2.4	4.3		8.7	73.9
May 2023	0.7	6.1		9.8	73.2
June 2023	(3.2)	1.3		(1.5)	76.3
Q2 2023	(0.2)	3.9		5.3	74.4

Preliminary July 2023	(3.6)	3.2		0.7	75.9

Changes in Park's 2023 Current ADR, Occupancy and RevPAR for the three and six months ended June 30, 2023 compared to the same periods in 2022, and 2023 Current Occupancy for the three and six months ended June 30, 2023 by hotel type were as follows:

	Three Months Ended June 30,
	Current ADR	Current Occupancy		Current RevPAR	Current Occupancy
	2023 vs. 2022	2023 vs. 2022		2023 vs. 2022	2023
Resort	(2.7)%	1.0%	pts	(1.5)%	79.8%
Urban	(0.1)	7.9		12.5	70.9
Airport	6.1	(1.9)		3.5	76.1
Suburban	3.7	2.7		7.8	71.0
All Types	(0.2)	3.9		5.3	74.4

	Six Months Ended June 30,
	Current ADR	Current Occupancy		Current RevPAR	Current Occupancy
	2023 vs. 2022	2023 vs. 2022		2023 vs. 2022	2023
Resort	(1.7)%	5.5%	pts	5.5%	80.0%
Urban	6.0	13.1		33.7	63.0
Airport	9.9	3.3		15.1	71.9
Suburban	8.2	9.8		28.1	63.1
All Types	2.5	9.0		17.7	69.7

The Current Rooms Revenue mix for the three and six months ended June 30, 2023 and 2022 were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
Group	29.9%	29.0%	0.9%	31.3%	27.7%	3.6%
Transient	62.7	64.6	(1.9)	61.3	65.8	(4.5)
Contract	5.2	4.1	1.1	5.2	4.4	0.8
Other	2.2	2.3	(0.1)	2.2	2.1	0.1

Park continued to see improvements in demand as business travel accelerated and group demand continued to return to its urban hotels. During the second quarter of 2023, Comparable group bookings for 2023 increased by $33 million, or over 150,000 room nights, as compared to the end of March 2023, of which $9 million was recognized during the second quarter. As of the end of June 2023, Comparable group bookings for 2023 were 85% of what 2019 group bookings were as of the end of June 2019, an increase of over 160 basis points from the end of March 2023, with average Comparable group rates exceeding 2019 average group rates by nearly 7% for the same time period. In addition, Comparable Group Revenue Pace for 2023, as of the end of June 2023, was 91% as compared to 2019 as of the end of June 2019.

Results for Park's Current hotels in each of the Company’s key markets are as follows:

(unaudited)			Current ADR			Current Occupancy				Current RevPAR
	Hotels	Rooms	2Q23	2Q22	Change(1)	2Q23	2Q22	Change		2Q23	2Q22	Change(1)
Hawaii	2	3,507	$300.71	$290.53	3.5%	93.1%	87.0%	6.1%	pts	$280.11	$253.01	10.7%
San Francisco	4	3,605	229.92	260.48	(11.7)	57.7	50.9	6.8		132.55	132.52	0.0
Orlando	3	2,325	231.00	236.42	(2.3)	68.4	67.7	0.7		158.12	160.25	(1.3)
New Orleans	1	1,622	214.74	218.12	(1.5)	73.3	69.2	4.1		157.46	151.07	4.2
Boston	3	1,536	264.23	244.62	8.0	82.4	80.5	1.9		217.79	197.01	10.5
New York	1	1,878	308.51	306.08	0.8	86.8	69.2	17.6		267.78	211.77	26.4
Southern California	5	1,773	239.42	252.82	(5.3)	77.8	78.0	(0.2)		186.29	197.17	(5.5)
Chicago	3	2,467	248.86	231.18	7.6	70.3	61.3	9.0		174.93	141.81	23.4
Key West	2	461	516.68	544.96	(5.2)	42.8	74.9	(32.1)		221.08	408.25	(45.8)
Denver	1	613	209.98	196.11	7.1	75.0	71.9	3.1		157.53	141.02	11.7
Miami	1	393	245.71	290.89	(15.5)	81.6	78.9	2.7		200.52	229.49	(12.6)
Washington, D.C.	2	1,085	197.56	173.70	13.7	80.8	74.8	6.0		159.66	130.00	22.8
Seattle	2	1,246	167.61	163.56	2.5	69.8	74.5	(4.7)		117.06	121.90	(4.0)
Other	11	3,862	201.89	202.23	(0.2)	71.8	71.0	0.8		144.90	143.44	1.0
All Markets	41	26,373	$246.45	$247.05	(0.2)%	74.4%	70.5%	3.9%	pts	$183.46	$174.20	5.3%

(1)	Calculated based on unrounded numbers.

San Francisco Market Update

While Park continues its discussions with the servicer of the SF Mortgage Loan, the Hilton San Francisco Hotels remain in its portfolio. Park expects that the two Hilton San Francisco Hotels will ultimately be removed from its portfolio. Therefore, Park is providing the below Comparable results, which exclude these hotels.

Results for Park's Comparable hotels, which excludes the two Hilton San Francisco Hotels, compared to its Current hotels for the three and six months ended June 30, 2023 are as follows:

	Three Months Ended June 30, 2023				Six Months Ended June 30, 2023
	Comparable Hotels	Current Hotels	Difference(1)		Comparable Hotels	Current Hotels	Difference(1)
RevPAR	$191.03	$183.46	4.1%		$177.05	$171.33	3.3%
Occupancy	76.9%	74.4%	2.5%	pts	72.2%	69.7%	2.5%	pts
ADR	$248.33	$246.45	0.8%		$245.38	$245.94	(0.2)%
Hotel Adjusted EBITDA margin	29.9%	27.7%	220	bps	27.7%	26.0%	170	bps

(1)	Calculated based on unrounded numbers.

Results for Park's Comparable urban hotels, which excludes the two Hilton San Francisco Hotels, compared to its Current urban hotels for the three and six months ended June 30, 2023 are as follows:

	Three Months Ended June 30, 2023				Six Months Ended June 30, 2023
	Comparable Urban Hotels	Current Urban Hotels	Difference(1)		Comparable Urban Hotels	Current Urban Hotels	Difference(1)
RevPAR	$186.82	$171.58	8.9%		$156.11	$148.86	4.9%
Occupancy	76.0%	70.9%	5.1%	pts	67.2%	63.0%	4.2%	pts
ADR	$245.98	$242.17	1.6%		$232.31	$236.12	(1.6)%
Hotel Adjusted EBITDA margin	26.0%	21.3%	470	bps	18.8%	16.0%	280	bps

(1)	Calculated based on unrounded numbers.

Monthly RevPAR results for Park's Comparable hotels, which excludes the two Hilton San Francisco Hotels, compared to its Current hotels are as follows:

	2023 Comparable Hotels	2022 Comparable Hotels	2023 vs 2022(1)	2023 Current Hotels	2022 Current Hotels	2023 vs 2022(1)	2023 Comparable vs Current(1)
April	$187.76	$176.55	6.4%	$183.04	$168.31	8.7%	2.6%
May	184.59	169.83	8.7	176.08	160.30	9.8	4.8
June	200.97	198.34	1.3	191.51	194.45	(1.5)	4.9
Q2	191.03	181.45	5.3	183.46	174.20	5.3	4.1

July(2)	192.02	191.56	0.2	185.12	183.83	0.7	3.7

(1)	Calculated based on unrounded numbers.
(2)	July 2023 Comparable and Current RevPAR are preliminary.

Balance Sheet and Liquidity

As of June 30, 2023, Park's Net Debt was $3.8 billion. In June 2023, Park fully repaid the $75 million mortgage loan secured by the W Chicago – City Center. Additionally, in June 2023, Park ceased making debt service payments toward the $725 million SF Mortgage Loan, which is scheduled to mature in November 2023. As such, Park has received a notice of default from the servicer. Park is currently working in good faith with the SF Mortgage Loan's servicer to determine the most effective path forward, which is expected to result in ultimate removal of the Hilton San Francisco Hotels from Park's portfolio. The disposal of the Hilton San Francisco Hotels is expected to trigger a required additional distribution to stockholders of approximately $162 million (the midpoint of the anticipated $150 million to $175 million dividend amount), resulting in Net Debt excluding the SF Mortgage Loan as of June 30, 2023 of $3.3 billion. Excluding the SF Mortgage Loan, Park has no other significant maturities until June 2025.

As of June 30, 2023, the weighted average maturity of Park's consolidated debt, excluding the SF Mortgage Loan, is 3.9 years. Park's current liquidity is over $1.7 billion, including approximately $950 million of available capacity under the Company's revolving credit facility ("Revolver").

Park had the following debt outstanding as of June 30, 2023:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of June 30, 2023
Fixed Rate Debt
Mortgage loan	Hilton Denver City Center	4.90%	December 2023(1)	$55
Mortgage loan	Hilton San Francisco Union Square, Parc 55 San Francisco – a Hilton Hotel	7.11%(2)	November 2023	725
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	129
Mortgage loan	DoubleTree Hotel Spokane City Center	3.62%	July 2026	14
Mortgage loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	161
Mortgage loan	DoubleTree Hotel Ontario Airport	5.37%	May 2027	30
2025 Senior Notes		7.50%	June 2025	650
2028 Senior Notes		5.88%	October 2028	725
2029 Senior Notes		4.88%	May 2029	750
Total Fixed Rate Debt		5.54%(3)		4,514

Variable Rate Debt
Revolver(4)	Unsecured	SOFR + 2.10%	December 2026	—
Total Variable Rate Debt		7.26%		—

Add: unamortized premium				1
Less: unamortized deferred financing costs and discount				(25)
Total Debt(5)		5.54%(3)		$4,490

(1)	The loan matures in August 2042 but is callable by the lender with six months of notice. As of June 30, 2023, Park had not received notice from the lender.
(2)

In June 2023, Park ceased making debt service payments toward the SF Mortgage Loan, and Park has received a notice of default. The stated rate is 4.11%, however, beginning June 1, 2023, the default interest rate on the loan is 7.11%. Additionally, beginning June 1, 2023, the loan accrues a monthly late payment administrative fee of 3% of the monthly amount due. As a result, the lenders may seek any and all remedies legally available, including foreclosure. Park is currently working in good faith with the SF Mortgage Loan's servicer to determine the most effective path forward, which is expected to result in ultimate removal of these hotels from Park's portfolio.

(3)	Calculated on a weighted average basis.
(4)	Park has approximately $950 million of available capacity under the Revolver.
(5)	Excludes $169 million of Park’s share of debt of its unconsolidated joint ventures.

Capital Investments

During the second quarter of 2023, Park spent $70 million on capital improvements at its hotels. Park expects to invest approximately $340 million to $365 million in capital improvements during 2023, consisting of $110 million to $115 million on return on investment projects and $230 million to $250 million on maintenance projects. Key current and upcoming projects are summarized below:

(dollars in millions)
	Hotel - Project	Scope of Work	Budget	Current Quarter Incurred	Total Incurred	Start Date	Estimated Completion Date
Waldorf Astoria Orlando and Signia by Hilton Orlando Bonnet Creek Complex
▪	Meeting space expansion	To add more than 100,000 sq. ft. of meeting and event space	$118	$9	$85	Q4 2019 (Paused in 2020)	Waldorf Astoria (Completed Q4 2022) Signia (Q1 2024)
▪	Guestroom, existing meeting space & lobby renovations
	Waldorf Astoria Orlando	Guestroom, existing meeting space, lobby and other public space renovations	51	7	29	Q3 2022	Q4 2023
	Signia by Hilton Orlando Bonnet Creek	Existing meeting space and lobby renovations	18	-	17	Q4 2019	Q4 2022 (Substantially complete)
		Guestroom renovations	25	-	25	Q2 2019	Q4 2019
▪	Golf course renovations	Two phases of golf course renovations	9	1	4	Phase 1 (Q2 2022) Phase 2 (Q2 2023)	Phase 1 (Completed Q4 2022) Phase 2 (Q4 2023)
▪	Recreational amenities	Adding additional amenities, primarily at the pool	6	-	1	Q3 2022	Q1 2024
Total			227	17	161

Hilton Hawaiian Village Waikiki Beach Resort
▪	Guestroom Renovations	Three phases of guestroom renovations in the 1,020-room Tapa Tower	84	-	61	Phase 1 (Q3 2019) Phase 2 (Q3 2022) Phase 3 (Q3 2023)	Phase 1 (Completed Q4 2021) Phase 2 (Completed Q4 2022) Phase 3 (Q4 2023)
Casa Marina Key West, Curio Collection
▪	Complete renovation	Complete renovation of all 311 guestrooms, public spaces and certain hotel infrastructure	79	17	27	Q1 2023	Q4 2023
Hilton New Orleans Riverside
▪	Guestroom renovations	Two phases of guestroom renovations in the 455-room Riverside building	11	2	6	Q3 2019 (Paused in 2020)	Q3 2023
New York Hilton Midtown
▪	Ballroom renovations	Renovation of the Grand Ballroom	6	2	3	Q2 2023	Q3 2023

Dividends

Park declared a second quarter 2023 cash dividend of $0.15 per share to stockholders of record as of June 30, 2023. The second quarter 2023 cash dividend was paid on July 17, 2023.

Park currently expects to declare a third quarter 2023 cash dividend of $0.15 per share in September 2023, subject to approval by its Board of Directors.

Full-Year 2023 Outlook

Despite ongoing strength in Park's Hawaii market and an acceleration of group business, Park is revising its full-year outlook largely resulting from the continued underperformance of the two Hilton San Francisco Hotels. Park expects full-year 2023 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts and RevPAR)

	Full-Year 2023 Outlook		Full-Year 2023 Outlook
	as of August 2, 2023		as of May 1, 2023		Change at
Metric	Low	High	Low	High	Midpoint

Current RevPAR	$168	$177	$167	$179	$(1)
Current RevPAR change vs. 2022	7%	13%	7%	14%	(0.5)%

Net (loss) income	$(109)	$(51)	$113	$191	$(232)
Net (loss) income attributable to stockholders	$(119)	$(61)	$101	$178	$(230)
(Loss) earnings per share – Diluted(1)	$(0.55)	$(0.28)	$0.47	$0.82	$(1.06)
Operating income	$112	$172	$324	$404	$(222)
Operating income margin	4.3%	6.2%	12.8%	14.5%	(8.4)%

Adjusted EBITDA	$619	$679	$624	$704	$(15)
Current Hotel Adjusted EBITDA margin(1)	26.0%	26.5%	26.8%	27.4%	(0.8)%
Current Hotel Adjusted EBITDA margin change vs. 2022(1)	10 bps	60 bps	90 bps	150 bps	(80) bps
Adjusted FFO per share – Diluted(1)	$1.76	$2.02	$1.76	$2.12	$(0.05)

(1)	Amounts are calculated based on unrounded numbers.

Park's outlook is based in part on the following assumptions:

•
Assumes that the two Hilton San Francisco Hotels will remain in Park's portfolio for the remainder of 2023. Adjusted FFO excludes an incremental $15 million of default interest and late payment administrative fees associated with default of the SF Mortgage Loan, which is required to be recognized in interest expense;
•
Fully diluted weighted average shares are expected to be 217 million;
•
Full-year 2023 outlook as of May 1, 2023 included the Embassy Suites Phoenix Airport hotel, which was subsequently removed from Park's portfolio in June 2023 upon the termination of its ground lease by the lessor;
•
The mortgage loan secured by the Hilton Denver City Center is not called by the lender during 2023;
•
Includes $14 million of Hotel Adjusted EBITDA disruption from a full-scale renovation at the Casa Marina Key West, Curio Collection, which is expected to be completed in the fourth quarter of 2023. Full-year Current RevPAR, excluding the disruption from the renovation, is expected to be between $170 and $179; and
•
Current portfolio as of August 2, 2023 and does not take into account potential future acquisitions and dispositions, which could result in a material change to Park’s outlook.

Park's full-year 2023 outlook is based on a number of factors, many of which are outside the Company's control, including uncertainty surrounding macro-economic factors, such as inflation, increases in interest rates, supply chain disruptions and the possibility of an economic recession or slowdown, as well as the assumptions set forth above, all of which are subject to change.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss second quarter 2023 results on August 3, 2023 beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ Second Quarter 2023 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to the anticipated effects of Park's decision to cease payments on its $725 million SF Mortgage Loan, as well as Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including anticipated repayment of certain of the Company's indebtedness, the completion of capital allocation priorities, the expected repurchase of the Company's stock, the impact to the Company's business and financial condition and that of its hotel management companies, the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdown or a recession and geopolitical conflicts), the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.

Forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is one of the largest publicly-traded lodging REITs with a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. Park's portfolio currently consists of 45 premium-branded hotels and resorts with over 29,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share data)

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Property and equipment, net	$8,002	$8,301
Intangibles, net	43	43
Cash and cash equivalents	797	906
Restricted cash	45	33
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	134	129
Prepaid expenses	83	58
Other assets	35	47
Operating lease right-of-use assets	205	214
TOTAL ASSETS (variable interest entities – $241 and $237)	$9,344	$9,731
LIABILITIES AND EQUITY
Liabilities
Debt	$4,490	$4,617
Accounts payable and accrued expenses	279	220
Due to hotel managers	131	141
Other liabilities	203	228
Operating lease liabilities	228	234
Total liabilities (variable interest entities – $220 and $219)	5,331	5,440

Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 216,425,670 shares issued and 215,738,036 shares outstanding as of June 30, 2023 and 224,573,858 shares issued and 224,061,745 shares outstanding as of December 31, 2022	2	2
Additional paid-in capital	4,221	4,321
(Accumulated deficit) retained earnings	(165)	16
Total stockholders' equity	4,058	4,339
Noncontrolling interests	(45)	(48)
Total equity	4,013	4,291
TOTAL LIABILITIES AND EQUITY	$9,344	$9,731

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Rooms	$442	$433	$824	$725
Food and beverage	178	173	359	283
Ancillary hotel	72	70	137	131
Other	22	19	42	35
Total revenues	714	695	1,362	1,174

Operating expenses
Rooms	117	98	224	183
Food and beverage	128	119	255	206
Other departmental and support	165	158	323	291
Other property-level	63	65	123	115
Management fees	34	32	64	54
Impairment and casualty loss	203	1	204	1
Depreciation and amortization	64	68	128	137
Corporate general and administrative	16	16	32	32
Other	22	18	42	34
Total expenses	812	575	1,395	1,053

(Loss) gain on sales of assets, net	—	(1)	15	(1)

Operating (loss) income	(98)	119	(18)	120

Interest income	10	1	20	1
Interest expense	(61)	(62)	(121)	(124)
Equity in earnings from investments in affiliates	3	5	7	5
Other gain, net	3	92	4	97

(Loss) income before income taxes	(143)	155	(108)	99
Income tax expense	(3)	(1)	(5)	(1)
Net (loss) income	(146)	154	(113)	98
Net income attributable to noncontrolling interests	(4)	(4)	(4)	(5)
Net (loss) income attributable to stockholders	$(150)	$150	$(117)	$93

(Loss) earnings per share:
(Loss) earnings per share – Basic	$(0.70)	$0.66	$(0.54)	$0.40
(Loss) earnings per share – Diluted	$(0.70)	$0.66	$(0.54)	$0.40

Weighted average shares outstanding – Basic	215	228	217	232
Weighted average shares outstanding – Diluted	215	228	218	232

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net (loss) income	$(146)	$154	$(113)	$98
Depreciation and amortization expense	64	68	128	137
Interest income	(10)	(1)	(20)	(1)
Interest expense	61	62	121	124
Income tax expense	3	1	5	1
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	2	4	5	5
EBITDA	(26)	288	126	364
Loss (gain) on sales of assets, net	—	1	(15)	1
Gain on sale of investments in affiliates(1)	(3)	(92)	(3)	(92)
Share-based compensation expense	5	5	9	9
Impairment and casualty loss	203	1	204	1
Other items	8	4	12	6
Adjusted EBITDA	$187	$207	$333	$289

(1)	Included in other gain, net.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

CURRENT AND COMPARABLE HOTEL ADJUSTED EBITDA AND

CURRENT AND COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Adjusted EBITDA	$187	$207	$333	$289
Less: Adjusted EBITDA from investments in affiliates	(8)	(11)	(15)	(16)
Add: All other(1)	13	12	26	24
Hotel Adjusted EBITDA	192	208	344	297
Less: Adjusted EBITDA from hotels disposed of	(1)	(6)	(3)	(12)
Current Hotel Adjusted EBITDA	191	202	341	285
Less: Adjusted EBITDA from the Hilton San Francisco Hotels	1	(3)	(4)	9
Comparable Hotel Adjusted EBITDA	$192	$199	$337	$294

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Total Revenues	$714	$695	$1,362	$1,174
Less: Other revenue	(22)	(19)	(42)	(35)
Less: Revenues from hotels disposed of	(3)	(20)	(10)	(40)
Current Hotel Revenues	689	656	1,310	1,099
Less: Revenues from the Hilton San Francisco Hotels	(46)	(43)	(94)	(57)
Comparable Hotel Revenues	$643	$613	$1,216	$1,042

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2023	2022	Change(2)		2023	2022	Change(2)
Total Revenues	$714	$695	2.8%		$1,362	$1,174	16.0%
Operating (loss) income	$(98)	$119	(182.3)%		$(18)	$120	(114.7)%
Operating (loss) income margin(2)	(13.7)%	17.1%	(3,080)	bps	(1.3)%	10.2%	(1,150)	bps

Current Hotel Revenues	$689	$656	5.0%		$1,310	$1,099	19.2%
Current Hotel Adjusted EBITDA	$191	$202	(5.7)%		$341	$285	19.6%
Current Hotel Adjusted EBITDA margin(2)	27.7%	30.8%	(310)	bps	26.0%	25.9%	10	bps

Comparable Hotel Revenues	$643	$613	5.0%		$1,216	$1,042	16.7%
Comparable Hotel Adjusted EBITDA	$192	$199	(3.6)%		$337	$294	14.6%
Comparable Hotel Adjusted EBITDA margin(2)	29.9%	32.6%	(270)	bps	27.7%	28.2%	(50)	bps
__________________________________

(1) Includes other revenues and other expenses, non-income taxes on TRS leases included in other property-level expenses and corporate general and administrative expenses in the consolidated statements of operations.

(2) Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net (loss) income attributable to stockholders	$(150)	$150	$(117)	$93
Depreciation and amortization expense	64	68	128	137
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(2)	(2)
(Gain) loss on sales of assets, net	—	1	(15)	1
Gain on sale of investments in affiliates(1)	(3)	(92)	(3)	(92)
Impairment loss	202	—	202	—
Equity investment adjustments:
Equity in earnings from investments in affiliates	(3)	(5)	(7)	(5)
Pro rata FFO of investments in affiliates	5	8	10	10
Nareit FFO attributable to stockholders	114	129	196	142
Casualty loss	1	1	2	1
Share-based compensation expense	5	5	9	9
Other items	9	4	14	5
Adjusted FFO attributable to stockholders	$129	$139	$221	$157
Nareit FFO per share – Diluted(2)	$0.53	$0.57	$0.90	$0.61
Adjusted FFO per share – Diluted(2)	$0.60	$0.61	$1.01	$0.68
Weighted average shares outstanding – Diluted	215	228	218	232

(1)	Included in other gain, net.
(2)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NET DEBT

(unaudited, in millions)
	Current June 30, 2023	SF Mortgage Loan Adjustments(1)	Comparable June 30, 2023(1)
Debt	$4,490	$(725)	$3,765
Add: unamortized deferred financing costs and discount	25	—	25
Less: unamortized premium	(1)	—	(1)
Debt, excluding unamortized deferred financing cost, premiums and discounts	4,514	(725)	3,789
Add: Park's share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	169	—	169
Less: cash and cash equivalents	(797)	162	(635)
Less: restricted cash	(45)	13	(32)
Net debt	$3,841	$(550)	$3,291

(1)

Comparable Net Debt as of June 30, 2023 excludes the $725 million SF Mortgage Loan and $13 million of cash that became restricted upon default, and assumes the removal of the Hilton San Francisco Hotels from Park's portfolio, which is expected to trigger a required additional distribution to stockholders of $162 million (the midpoint of the anticipated $150 million to $175 million dividend amount) following the disposition of the hotels.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

OUTLOOK – EBITDA, ADJUSTED EBITDA, CURRENT HOTEL ADJUSTED EBITDA

AND CURRENT HOTEL ADJUSTED EBITDA MARGIN

	Year Ending
(unaudited, in millions)	December 31, 2023
	Low Case	High Case
Net loss	$(109)	$(51)
Depreciation and amortization expense	263	263
Interest income	(31)	(31)
Interest expense	261	261
Income tax expense	4	6
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	8	8
EBITDA	396	456
Gain on sale of assets, net	(15)	(15)
Gain on sale of investments in affiliates	(3)	(3)
Share-based compensation expense	17	17
Impairment and casualty loss	204	204
Other items	20	20
Adjusted EBITDA	619	679
Less: Adjusted EBITDA from investments in affiliates	(24)	(24)
Add: All other	53	53
Current Hotel Adjusted EBITDA	$648	$708

	Year Ending
	December 31, 2023
	Low Case	High Case
Total Revenues	$2,589	$2,769
Less: Other revenue	(96)	(96)
Current Hotel Revenues	$2,493	$2,673

	Year Ending
	December 31, 2023
	Low Case	High Case
Total Revenues	$2,589	$2,769
Operating income	$112	$172
Operating income margin(1)	4.3%	6.2%

Current Hotel Revenues	$2,493	$2,673
Current Hotel Adjusted EBITDA	$648	$708
Current Hotel Adjusted EBITDA margin(1)	26.0%	26.5%

(1)	Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

	Year Ending
(unaudited, in millions except per share data)	December 31, 2023
	Low Case	High Case
Net loss attributable to stockholders	$(119)	$(61)
Depreciation and amortization expense	263	263
Depreciation and amortization expense attributable to noncontrolling interests	(4)	(4)
Gain on sale of assets, net	(15)	(15)
Gain on sale of investments in affiliates	(3)	(3)
Impairment loss	202	202
Equity investment adjustments:
Equity in earnings from investments in affiliates	(10)	(10)
Pro rata FFO of equity investments	13	13
Nareit FFO attributable to stockholders	327	385
Casualty loss	2	2
Share-based compensation expense	17	17
Other items(1)	34	34
Adjusted FFO attributable to stockholders	$380	$438
Adjusted FFO per share – Diluted(2)	$1.76	$2.02
Weighted average diluted shares outstanding	217	217

(1)	Includes $15 million of default interest and late payment administrative fees associated with the default of the SF Mortgage Loan.
(2)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

Hilton San Francisco Hotels

Park's Hilton San Francisco Hotels represent the 1,921-room Hilton San Francisco Union Square and 1,024-room Parc 55 San Francisco – a Hilton Hotel.

Current

The Company presents certain data for its consolidated hotels on a Current basis as supplemental information for investors: Current Hotel Revenues, Current RevPAR, Current Total RevPAR, Current Occupancy, Current ADR, Current Hotel Adjusted EBITDA and Current Hotel Adjusted EBITDA Margin. The Company presents Current hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Current metrics exclude results from property dispositions that have occurred through June 30, 2023 and include results from property acquisitions as though such acquisitions occurred on the earliest period presented.

Comparable

Park's Comparable hotels represent its Current hotels excluding the two Hilton San Francisco Hotels as the Company expects these hotels to ultimately be removed from its portfolio.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin

Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude the following items that are not reflective of Park's ongoing operating performance or incurred in the normal course of business, and thus, excluded from management's analysis in making day-to-day operating decisions and evaluations of Park's operating performance against other companies within its industry:

•
Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•
Costs associated with hotel acquisitions or dispositions expensed during the period;
•
Severance expense;
•
Share-based compensation expense;
•
Impairment losses and casualty gains or losses; and
•
Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations.

Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – diluted and Adjusted FFO per share – diluted

Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•
Costs associated with hotel acquisitions or dispositions expensed during the period;
•
Severance expense;
•
Share-based compensation expense;
•
Casualty gains or losses; and
•
Other items that management believes are not representative of the Company’s current or future operating performance.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes Net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses Occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in Occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: Occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.

Total RevPAR

Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.

Group Revenue Pace

Group Revenue Pace represents bookings for future business and is calculated as group room nights multiplied by the contracted room rate expressed as a percentage of a prior period relative to a prior point in time.